Exhibit 10.2

SERACARE LIFE SCIENCES, INC.

2001 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Option Agreement”) by and between SeraCare Life Sciences, Inc., a California corporation (the “Corporation”), and Craig A. Hooson (the “Participant”) evidences the incentive stock option (the “Option”) granted by the Corporation to the Participant as to the number of shares of the Corporation’s Common Stock, no par value, first set forth below.

Number of Shares of Common Stock:[1] 100,000	Award Date:
Exercise Price per Share:[1] $	Expiration Date:[1,2] 7th anniversary of the Award Date

Vesting1,2 One-fourth of the total number of shares subject to the Option shall vest on each of the first, second, third and fourth anniversaries of the Award Date.

The Option is granted under the SeraCare Life Sciences, Inc. 2001 Stock Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. The Option is intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”). Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein, and the Participant acknowledges receipt of a copy of the Terms and the Plan.

“PARTICIPANT”	“SERACARE LIFE SCIENCES, INC.” (a California corporation)

Signature

Craig A. Hooson Print Name	By:

Address	Its:

City, State, Zip Code

CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

[1]	Subject to adjustment under Section 5.2 of the Plan.
[2]	Subject to early termination under Sections 2.6, 5.2 or 5.3 of the Plan.

TERMS AND CONDITIONS OF OPTION

1. Vesting; Limits on Exercise.

As set forth in the Option Agreement, the Option shall vest and become exercisable in percentage installments of the aggregate number of shares of Common Stock subject to the Option. The Option may be exercised only to the extent the Option is vested and exercisable.

•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100 shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	ISO Value Limit. If the aggregate fair market value of the shares with respect to which ISOs (whether granted under the Option or otherwise) first become exercisable by the Participant in any calendar year exceeds $100,000 as measured on the applicable Award Dates, the limitations of Section 2.3 of the Plan shall apply and to such extent the Option will be rendered a Nonqualified Stock Option.

2. Continuance of Employment Required; No Employment Commitment.

The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Partial service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes an employment commitment by the Company, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment, or affects the right of the Company or any Subsidiary to increase or decrease the Participant’s other compensation.

3. Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option and accompanied by:

•	delivery of an executed Exercise Agreement in substantially the form attached hereto as Exhibit A or such other form as from time to time may be required by the Committee (the “Exercise Agreement”);

•	payment in full for the Exercise Price of the shares to be purchased, by check or electronic funds transfer to the Corporation, subject to such specific procedures or directions as the Committee may establish;

•	satisfaction of the tax withholding provisions of Section 5.5 of the Plan; and

•	any written statements or agreements required pursuant to Section 5.4 of the Plan.

The Committee also may but is not required to authorize a non-cash payment alternative specified below at or prior to the time of exercise. In which case, the Exercise Price and/or applicable withholding taxes, to the extent so authorized, may be paid in full or in part by shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the exercise date, provided, however, that any shares acquired upon exercise of a stock option or otherwise directly from the Corporation must have been owned by the Participant for at least six (6) months before the date of such exercise.

4. Early Termination of Option.

The Option, to the extent not previously exercised, and all other rights hereunder, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:

•	the Participant’s termination of employment or services as provided in Sections 2.6 and 5.3 of the Plan, or

•	the termination of the Option pursuant to Section 5.2 of the Plan.

Notwithstanding anything to the contrary in the Plan, the Option shall not continue to vest during any leave of absence of the Participant, unless the Committee otherwise expressly provides in connection with the leave or unless continued vesting is required as a matter of law in respect of the nature of the leave.

Notwithstanding any post-termination exercise period provided for herein or in the Plan, the Option will qualify as an ISO only if it is exercised within the applicable exercise periods for ISOs under, and meets all of the other requirements of, the Code. If the Option is not exercised within the applicable exercise periods for ISOs or does not meet such other requirements, the Option will be rendered a Nonqualified Stock Option.

5. Non-Transferability and Other Restrictions.

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 1.8 of the Plan.

6. Notices.

Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address given beneath the Participant’s signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

7. Plan.

The Option and all rights of the Participant under this Option Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Participant acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof. The Participant acknowledges reading and understanding the Plan. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

8. Entire Agreement.

This Option Agreement (together with the form of Exercise Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 5.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9. Governing Law; Limited Rights.

9.1. California Law. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.

9.2. Limited Rights. The Participant has no rights as a shareholder of the Corporation with respect to the Option as set forth in Section 5.7 of the Plan. The Option does not place any limit on the corporate authority of the Corporation as set forth in Section 5.15 of the Plan.

10. Representations by the Participant.

The Participant by executing this Option Agreement hereby makes the following representations to the Corporation and acknowledges that the Corporation’s reliance on securities law exemptions from qualification in the State of California is predicated, in substantial part, upon the accuracy of these representations:

•	The Participant is acquiring the Option and if and when he/she exercises the Option will acquire the shares of Common Stock solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act, the California Corporate Securities Law, or other applicable state securities laws.

•	The Participant is knowledgeable about the Corporation and has a preexisting personal or business relationship with the Corporation. As a result of such relationship, he/she is familiar with, among other characteristics, its business and financial circumstances and has access on a regular basis to or may request the Corporation’s condensed consolidated balance sheet and condensed consolidated income statement setting forth information material to the Corporation’s financial condition, operations and prospects.

•	At no time was an oral representation made to the Participant relating to the Option or the purchase of shares of Common Stock and the Participant was not presented with or solicited by any promotional meeting or material relating to the Option or the Common Stock.

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EXHIBIT A

SERACARE LIFE SCIENCES, INC.

2001 STOCK INCENTIVE PLAN

OPTION EXERCISE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Incentive Stock Option Agreement dated as of                              (the “Option Agreement”) under the SeraCare Life Sciences, Inc. 2001 Stock Incentive Plan (the “Plan”), as follows:

•	the Purchaser hereby irrevocably elects to purchase shares of Common Stock, no par value per share (the “Shares”), of SeraCare Life Sciences, Inc., a California corporation (the “Corporation”), and

•	such purchase shall be at the price of $ per share, for an aggregate amount of $ (subject to applicable withholding taxes pursuant to Section 5.5 of the Plan).

Capitalized terms are defined in the Plan if not defined herein.

Delivery of Share Certificate. The Purchaser requests that a certificate representing the Shares be registered to Purchaser and delivered to:

                                                                                                                                                                                                                 .

Plan and Option Agreement. The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement, both of which are incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern. The Purchaser acknowledges receipt of a copy of all documents referenced herein and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them.

Notice of Sale. Upon any sale or other transfer of the Shares within either one year of the date that they are acquired by the Purchaser or two years after the Award Date set forth in the Option Agreement, the Purchaser agrees to provide the notice required under the terms of the Plan.

“PURCHASER”	ACCEPTED BY: SERACARE LIFE SCIENCES, INC. (a California corporation)
Signature	By:
Print Name	Print Name:
Address	Title:
City, State, Zip Code	(To be completed by the Corporation after the price (including applicable withholding taxes), value (if applicable) and receipt of funds is verified.)

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